FOR IMMEDIATE RELEASE

American Realty Capital Properties Announces Intention to Close CapLease Merger Earlier Than Expected in Third Quarter of 2013 in Light of Expiration of CapLease’s 40-Day “Go Shop” Period

CapLease Merger Expected to Include Addition of CapLease’s Experienced Management Team and Solidify ARCP’s Position as Best Credit Quality, Most Diverse, Fastest Growing Single Tenant Net Lease REIT

Close of CapLease and ARCT IV Transactions Marks a Transformative 2013 for ARCP

New York, New York, July 8, 2013 – American Realty Capital Properties, Inc. (“ARCP” or the “Company”) (NASDAQ: ARCP) reaffirmed today its intention to close its previously announced merger with CapLease, Inc. (“CapLease”) (NYSE: LSE). Following CapLease’s announcement of the expiration of its 40-day “go shop” period without receipt of any alternative proposals, the Company expects to close the transaction in the third quarter of 2013. CapLease’s recent filing of its preliminary proxy statement in connection with its special meeting, at which CapLease stockholders will vote whether to approve the merger, and the expiration of the “go shop” period, provide ARCP with a clear timetable for the closing of the CapLease acquisition.

ARCP’s acquisition of CapLease is expected to include the addition of CapLease’s highly experienced management team. CapLease’s professionals would bring in-depth experience and knowledge related to the office and industrial sectors as well as “build-to-suit” opportunities. These skill sets would greatly assist ARCP in continuing to broaden and further diversify its single tenant net lease real estate portfolio. The addition of CapLease’s management team would also help accelerate the Company’s implementation of its previously announced intent to internalize its own management in order to further reduce operating costs and potentially improve the Company’s AFFO multiple.

The expiration of CapLease’s “go shop” period and the recent filing of its preliminary proxy statement pave the way for another significant step toward ARCP’s deliberate yet rapid transformation into the leading net lease REIT with an expected enterprise value in excess of $10 billion by the end of 2013. The Company’s growth has been fueled by organic acquisitions and accretive strategic additions, both corporate and in portfolio. In light of this growth, on July 1, 2013, in connection with its entry into a merger agreement with American Realty Capital Trust IV, Inc. (“ARCT IV”), the Company’s board of directors authorized, and the Company declared, that its previously announced seventh consecutive quarterly increase of its annualized dividend from $0.91 to $0.94 per share would become effective on the earlier to occur of the closing of the Company’s merger with ARCT IV and its merger with CapLease.

Nicholas S. Schorsch, Chairman and Chief Executive Officer of ARCP commented, “In light of the expiration of the ‘go shop’ period and recent filing of CapLease’s preliminary proxy statement, we are reaffirming our intention to close the CapLease merger in the third quarter of 2013, representing another significant milestone in this transformative year for ARCP. With the recent success demonstrated by our $774 million acquisition of a high-quality portfolio from GE Capital, we have closed over $1.14 billion of portfolio acquisitions year to date. Moreover, we are confident that we can efficiently close both the ARCT IV and CapLease transactions before the end of the third quarter. With CapLease and ARCT IV, both of which acquisitions will prove accretive to our earnings, we will grow our enterprise value to over $10 billion. This substantial growth in assets will prompt us and our board of directors to review closely the previously announced internalization of management.”

About ARCP

ARCP is a publicly traded Maryland corporation listed on The NASDAQ Global Select Market that qualified as a real estate investment trust (“REIT”) for U.S. federal income tax purposes beginning in the taxable year ended December 31, 2011, focused on acquiring and owning single tenant freestanding commercial properties subject to net leases with high credit quality tenants. Additional information about the ARCP can be found on its website at www.arcpreit.com. ARCP may disseminate important information regarding the Company and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Funds from Operations and Adjusted Funds from Operations

ARCP considers funds from operations (“FFO”) and AFFO, which is FFO as adjusted to exclude acquisition-related fees and expenses, amortization of above-market lease assets and liabilities, amortization of deferred financing costs, straight-line rent, non-cash mark-to-market adjustments, amortization of restricted stock, non-cash compensation and non-recurring gains and losses useful indicators of the performance of a REIT. Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs in ARCP’s peer groups. Accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.

Additionally, ARCP believes that AFFO, by excluding acquisition-related fees and expenses, amortization of above-market lease assets and liabilities, amortization of deferred financing costs, straight-line rent, non-cash mark-to-market adjustments, amortization of restricted stock, non-cash compensation and non-recurring gains and losses, provides information consistent with management’s analysis of the operating performance of the properties. By providing AFFO, ARCP believes they are presenting useful information that assists investors and analysts to better assess the sustainability of their operating performance. Further, ARCP believes AFFO is useful in comparing the sustainability of their operating performance with the sustainability of the operating performance of other real estate companies, including exchange-traded and non-traded REITs.

As a result, ARCP believes that the use of FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our performance relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities.

FFO and AFFO are not in accordance with, or a substitute for, measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, FFO and AFFO are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures, such as FFO and AFFO, have limitations in that they do not reflect all of the amounts associated with ARCP’s results of operations that would be reflected in measures determined in accordance with GAAP. These measures should only be used to evaluate ARCP’s performance in conjunction with corresponding GAAP measures.

Additional Information about the CapLease Merger and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger with CapLease (the “CapLease Merger”), CapLease filed a preliminary proxy statement on Schedule 14A with the Securities and Exchange Commission (“SEC”) on July 2, 2013. When completed, a definitive proxy statement and a form of proxy will be mailed to CapLease’s common stockholders. The proxy statement will contain important information about the proposed CapLease Merger and related matters. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED BY ARCP OR CAPLEASE WITH THE SEC CAREFULLY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ARCP, CAPLEASE AND THE PROPOSED CAPLEASE MERGER.

Investors and security holders of CapLease will be able to obtain free copies of the proxy statement and other relevant documents filed by CapLease with the SEC (if and when then become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by CapLease with the SEC are also available on CapLease’s website at www.caplease.com, and copies of the documents filed by ARCP with the SEC are available on ARCP’s website at www.arcpreit.com.

The directors, executive officers and employees of CapLease may be deemed “participants” in the solicitation of proxies from stockholders of CapLease in favor of the proposed CapLease Merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of CapLease in connection with the proposed CapLease Merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about CapLease’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and in its definitive proxy statement filed with the SEC on Schedule 14A on April 19, 2013.

Additional Information about the ARCT IV Merger and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger with ARCT IV (the “ARCT IV Merger”), ARCP and ARCT IV expect to prepare and file with the SEC a joint proxy statement and ARCP expects to prepare and file with the SEC a registration statement on Form S-4 containing a joint proxy statement/prospectus and other documents with respect to ARCP’s proposed acquisition of ARCT IV. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ARCT IV MERGER.

Investors may obtain free copies of the registration statement, the joint proxy statement/prospectus and other relevant documents filed by ARCP and ARCT IV with the SEC (if and when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by ARCP with the SEC are also available free of charge on ARCP’s website at http://www.arcpreit.com, and copies of the documents filed by ARCT IV with the SEC are available free of charge on ARCT IV’s website at http://www.arct-4.com.

ARCP, ARCT IV, AR Capital, LLC and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from ARCP’s and ARCT IV’s stockholders in respect of the proposed ARCT IV Merger. Information regarding ARCP’s directors and executive officers can be found in ARCP’s definitive proxy statement filed with the SEC on April 30, 2013. Information regarding ARCT IV’s directors and executive officers can be found in ARCT IV’s definitive proxy statement filed with the SEC on April 30, 2013. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC in connection with the proposed ARCT IV Merger if and when they become available. These documents are available free of charge on the SEC’s website and from ARCP or ARCT IV, as applicable, using the sources indicated above.

Forward-Looking Statements

Information set forth herein (including information included or incorporated by reference herein) contains “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect ARCP’s, CapLease’s and ARCT IV’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to whether and when the transactions contemplated by either of the merger agreements will be consummated, the combined company’s plans, market and other expectations, objectives, intentions, as well as any expectations or projections with respect to the combined company, including regarding future dividends and market valuations, and estimates of growth, including funds from operations and adjusted funds from operations, and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of either of the merger agreements; (2) the inability to complete either of the CapLease Merger and the ARCT IV Merger (and the CapLease Merger and the ARCT IV Merger together, the “Mergers”) due to the failure to obtain CapLease stockholder approval for the CapLease Merger, ARCP stockholder approval to issue shares to ARCT IV stockholders in the ARCT IV Merger, ARCT IV stockholder approval of the ARCT IV Merger or the failure to satisfy other conditions to completion of either of the Mergers, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of one or both of the Mergers; (3) risks related to disruption of management’s attention from the ongoing business operations due to the proposed Mergers; (4) the effect of the announcement of the proposed Mergers on CapLease’s, ARCT IV’s or ARCP’s relationships with its customers, tenants, lenders, operating results and businesses generally; (5) the outcome of any legal proceedings relating to the Mergers or the merger agreements; and (6) risks to consummation of the Mergers, including the risk that the Mergers will not be consummated within the expected time period or at all. Additional factors that may affect future results are contained in ARCP’s, ARCT IV’s and CapLease’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. ARCP, ARCT IV and CapLease disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

Contacts

Anthony J. DeFazio	Brian S. Block, EVP & CFO
DDCWorks	American Realty Capital Properties, Inc.
tdefazio@ddcworks.com	bblock@arlcap.com
Ph: (484-342-3600)	Ph: (212-415-6500)